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                                                                    Exhibit 4.5


                            SECOND SUPPLEMENTAL INDENTURE


     SECOND SUPPLEMENTAL INDENTURE, dated as of October 30, 1998 (this "Second Supplemental Indenture"), among Wavetek Wandel & Goltermann, Inc. (the "Company"), Digital Transport Systems, Inc. ("DTS") and The Bank of New York, as trustee (the "Trustee").

                                W I T N E S S E T H:

     WHEREAS, the Company, Wandel & Goltermann Technologies, Inc., Wandel & Goltermann A.T.E. Systems, Inc., Wandel & Goltermann, Inc., W&G Equities, Inc. and the Trustee are parties to an Indenture, dated as of June 11, 1997 and supplemented as of September 30, 1998 (the "Indenture"), providing for the issuance of $85,000,000 of the Company's 10 1/8% Senior Subordinated Notes due June 15, 2007 (the "Notes");

     WHEREAS, effective as of September 30, 1998, DTS became a Subsidiary (as defined in the Indenture) of the Company;

     WHEREAS, pursuant to Section 4.16 and Section 10.02 of the Indenture, DTS is required to become a Subsidiary Guarantor (as defined in the Indenture) under the Indenture and execute and deliver a Subsidiary Guarantee (as defined in the Indenture);

     NOW, THEREFORE, each party agrees as follows for the benefit of each other and for the equal ratable benefit of the holders of the Notes:

     1. SUBSIDIARY GUARANTEE. DTS agrees to execute and deliver a Subsidiary Guarantee and agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor. The obligations of each Subsidiary Guarantor to the holders of the Notes and to the Trustee pursuant to the Indenture are set forth in Article 10 of the Indenture, which terms are incorporated herein by reference.

     2. CONFIRMATION OF INDENTURE. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     3. CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this Second Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

     4. GOVERNING LAW. This Second Supplemental Indenture and the Subsidiary Guarantee shall be governed by and construed in accordance with the law of the State of New York.

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     5.   COUNTERPARTS.  This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and the Subsidiary Guarantor has caused its corporate seal to be hereunto affixed and attested, as of the day and year first above written.


                                       DIGITAL TRANSPORT SYSTEMS, INC.

     [seal]
                                       By: /s/ VICKIE CAPPS
                                           -----------------------------------
                                           Name: Vickie Capps
                                           Title: Vice President, Treasurer and
                                                  Secretary

Attest:


/s/ Gene Jones
----------------------------------
Name: Gene Jones
Title: President


                                       WAVETEK WANDEL & GOLTERMANN, INC.

     [seal]
                                       By: /s/ VICKIE CAPPS
                                           -----------------------------------
                                           Name: Vickie Capps
                                           Title: Senior Vice President -
                                                  Finance

Attest:


/s/ Terence J. Gooding
---------------------------------
Name: Terence J. Gooding
Title: Co-Chairman


                                       THE BANK OF NEW YORK


                                       By: /s/ Thomas C. Knight
                                           -----------------------------------
                                           Name:  Thomas C. Knight
                                           Title: Assistant Vice President